Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 3 to Form S-4 of Hecla Mining Company of our report dated July 5, 2007, except for Note 8 as to which the date is June 6, 2008 relating to the financial statements of Greens Creek Joint Venture (not separately presented) which appears in the Current Report on Form 8-K/A dated June 13, 2008 of Hecla Mining Company.

/s/ PricewaterhouseCoopers LLP

Salt Lake City, Utah

August 28, 2008